Filed Pursuant to Rule 433
                                                         File No.: 333-132809-56

                      STRUCTURAL AND COLLATERAL TERM SHEET

                           GSAMP 2007-HSBC1 TERM SHEET
                           ---------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.
txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                               $675,433,000(1)(4)
                                  (Approximate)
                                GSAMP 2007-HSBC1
                     GS Mortgage Securities Corp., Depositor
                       Mortgage Pass-Through Certificates

Overview of the Offered Certificates
------------------------------------

----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------
                    Approximate
                     Principal        Expected         Initial        Estimated                               Expected
                      Balance          Credit       Pass-Through      Avg. Life      Principal Payment     Moody's / S&P
  Certificates       ($)(1)(4)         Support         Rate(5)         (yrs)(2)        Window(2)(3)          Ratings(6)
----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------
  A-1(7)(8)           581,820,000      17.65%       LIBOR + [ ]%         1.97          09/07 - 12/13         Aaa / AAA
      M-1               7,065,000      16.65%       LIBOR + [ ]%         4.73          08/11 - 12/13         Aa3 / AA+
      M-2              14,130,000      14.65%       LIBOR + [ ]%         4.65          05/11 - 12/13          A1 / AA+
      M-3              13,777,000      12.70%       LIBOR + [ ]%         4.56          04/11 - 12/13          A2 / AA+
      M-4              13,071,000      10.85%       LIBOR + [ ]%         4.50          02/11 - 12/13          A3 / AA+
      M-5              12,011,000       9.15%       LIBOR + [ ]%         4.45          01/11 - 12/13         Baa1 / AA
      M-6              10,245,000       7.70%       LIBOR + [ ]%         4.41          12/10 - 12/13         Baa2 / AA-
      M-7               7,771,000       6.60%       LIBOR + [ ]%         4.39          12/10 - 12/13         Baa3 / AA-
      M-8               8,125,000       5.45%       LIBOR + [ ]%         4.35          11/10 - 12/13          Ba1 / A+
      M-9               7,418,000       4.40%       LIBOR + [ ]%         4.35          10/10 - 12/13          Ba2 / A
----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------
     Total           $675,433,000
----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------

(1) The principal balances of the certificates are calculated based on mortgage loan balances as of the Cut-off Date.

(2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% clean-up call on all certificates.

(3) The final scheduled distribution date for the certificates is the distribution date in February 2037.

(4) The initial aggregate principal balance of the certificates will be subject to an upward or downward variance of no more than approximately 10%.

(5) See the "Structure of the LIBOR Certificates" section of this term sheet for more information on the pass-through rates of the certificates.

(6) The ratings on the certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of interest on the certificates other than accrued certificate interest (as described in this term sheet) or the possibility that a holder of a certificate might realize a lower than anticipated yield.

(7) The Class A-1 Certificates will be covered by an insurance policy provided by Financial Security Assurance Inc. to generally cover timely interest and ultimate principal payments.

(8) The Class A Pass-Through Rate will be effectively uncapped and benefit from a balance guaranteed swap as further described herein.

Selected Mortgage Pool Data (9)
---------------------------

------------------------------------------------------------ ---------------
Aggregate Scheduled Principal Balance: (10)                    $706,521,161
Number of Mortgage Loans:                                             4,543
Average Scheduled Principal Balance:                               $155,519
Weighted Average Gross Interest Rate:                                8.009%
Weighted Average Net Interest Rate: (11)                             7.509%
Weighted Average Original FICO Score:                                   648
Weighted Average Current FICO Score:                                    677
First Lien Percentage:                                              100.00%
Weighted Average Original LTV Ratio:                                 80.02%
Weighted Average Combined Original LTV Ratio with Silent
Seconds: (12)                                                        83.73%
Weighted Average Updated Original Current LTV Ratio: (13)            74.89%
Weighted Average Updated Combined Current LTV Ratio with
Silent Seconds: (12) (13)                                            78.34%
Weighted Average Stated Remaining Term (months):                        327
Weighted Average Seasoning (months):                                     23
Weighted Average Months to Roll: (14)                                     9
Weighted Average Gross Margin: (14)                                  6.314%
Weighted Average Initial Rate Cap: (14)                              2.531%
Weighted Average Periodic Rate Cap: (14)                             1.126%
Weighted Average Gross Maximum Lifetime Rate: (14)                  14.084%
Percentage of Mortgage Loans with Silent Seconds: (15)               19.17%
Non-Zero Weighted Average Debt to Income Ratio at
Origination:                                                         38.86%
------------------------------------------------------------ ---------------

(9) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted as of the Cut-off Date.

(10) The initial aggregate scheduled principal balance of the collateral will be subject to an upward or downward variance of no more than approximately 10%.

(11) The weighted average net interest rate is equivalent to the weighted average gross interest rate less the Servicing Fee Rate.

(12) The combined original LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second lien mortgage loans not included in the mortgage loan pool that is secured by the related mortgaged property and originated in connection with the origination of the first lien mortgage loan, plus the original principal balance of the related first lien mortgage loan, to the original value of the related mortgaged property.

(13) The updated current LTV ratio reflects the current loan balance divided by the updated valuation provided by a broker price opinion ("BPO") or, in the event a BPO was not completed, an automated valuation model, between June and July 2007.

(14) Represents the weighted average of the adjustable-rate mortgage loans in the mortgage loan pool.

(15) Represents percentage of mortgage loans in the mortgage loan pool as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first lien mortgage loan and the second lien mortgage loan is not included in the mortgage loan pool.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Features of the Transaction
---------------------------

o The mortgage loans in the transaction consist of seasoned subprime, first lien, adjustable and fixed-rate residential mortgage loans (the "Mortgage Loans"). The underlying loans were originated by HSBC Mortgage Services Inc.

o Credit support for the certificates will be provided through a senior/subordinate structure, initial and target overcollateralization of 4.40%, excess spread and an insurance policy provided by Financial Security Assurance Inc. ("FSA") to generally cover timely interest and ultimate principal payments of the Class A Certificates.

o All of the Mortgage Loans will be serviced by Avelo Mortgage, L.L.C. ("Avelo"). Wells Fargo Bank, N.A. ("Wells Fargo") will be the master servicer and securities administrator and will be required to monitor the performance of the servicer.

o None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as "high cost" loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as "GSA07HS1" and on Bloomberg as "GSAMP 07-HSBC1".

o This transaction will contain an interest rate swap agreement (the "General Swap Agreement") with an initial swap notional amount of approximately $294,946,036. The swap notional amount will amortize in accordance with the swap schedule. Under the General Swap Agreement, on each distribution date prior to the termination of the General Swap Agreement, the issuing entity will be obligated to pay to the General Swap Provider an amount equal to a per annum rate of [5.050%] (on an actual/360 basis) on the swap notional amount and the issuing entity will be entitled to receive from the General Swap Provider an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount.

o In addition to the aforementioned General Swap Agreement, this transaction will contain a second swap agreement (the "Class A Swap Agreement") in which the issuing entity will be obligated to pay to the Class A Swap Provider an amount equal to the lesser of (i) a per annum rate of one-month LIBOR plus the Class A Margin plus the Class A Swap Premium Rate (on an actual/360 basis) on the outstanding Class A Certificate balance and (ii) the WAC Cap (on an actual/360 basis) on the outstanding Class A Certificate balance. The issuing entity will be entitled to receive from the Class A Swap Provider an amount equal to a per annum rate of one-month LIBOR plus the Class A Margin (on an actual/360 basis) on the outstanding Class A Certificate balance, without regard to the WAC Cap.

o The offered certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table
----------

Expected Closing Date: August 30, 2007

Cut-off Date:          August 1, 2007

Expected Pricing Date: On or prior to August 28, 2007

First Distribution
Date:                  September 25, 2007

Key Terms
---------

Offered Certificates:  Class A and Class M Certificates

Class A Certificates:  Class A-1 Certificates

Class M Certificates:  Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                       Class M-6, Class M-7, Class M-8 and Class M-9
                       Certificates

Non-Offered
Certificates:          Residual Certificates

Residual Certificates: Class R, Class RC and Class RX Certificates

LIBOR Certificates:    Offered Certificates

Depositor:             GS Mortgage Securities Corp.

Lead Manager:          Goldman, Sachs & Co.

Servicer:              Avelo Mortgage, L.L.C.

Master Servicer and
Securities
Administrator:         Wells Fargo Bank, N.A.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Trustee and Custodian: Deutsche Bank National Trust Company

Class A Insurer:       Financial Security Assurance Inc.

General Swap Provider: TBD

Class A Swap Provider: TBD

Swap Provider:         The General Swap Provider or the Class A Swap Provider,
                       as applicable

Class A Swap Premium
Rate:                  [  ]

Class A Swap Premium:  For any Distribution Date, the per annum
                       Class A Swap Premium Rate multiplied by the aggregate class certificate balance of the Class A Certificates for such distribution date multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 360

Servicing Fee Rate:    50 basis points

Expense Fee:           The servicing fee at the Servicing Fee Rate

Insurer Premium Rate:  [20 basis points]

Insurer Premium:       For any Distribution Date, one twelfth of the Insurer
                       Premium Rate multiplied by the Class Principal Balance of the Class A Certificates for such distribution date

Distribution Date:     25th day of the month or the following business day

Record Date:           For any Distribution  Date, the last business day of the
                       Interest Accrual Period (as defined below)

Delay Days:            0 day delay on all LIBOR Certificates

Prepayment Period:     The period commencing on the 16th day of the calendar
                       month preceding the month in which the Distribution Date occurs and ending on the 15th day of the calendar month in which the Distribution Date occurs.

Due Period:            The period commencing on the second day of the calendar
                       month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

Day Count:             Actual/360 basis

Interest Accrual
Period: From the prior Distribution Date to the day prior to the current Distribution Date (except for the initial Interest Accrual Period for which interest will accrue from the Closing Date).

Pricing Prepayment
Assumptions:           Adjustable-rate Mortgage Loans: CPR starting at 5% CPR in
                       the first month of the mortgage loan (i.e. loan age) and increasing to 30% CPR in month 12 (an approximate 2.273% increase per month), remaining at 30% CPR for 12 months, then moving to 60% CPR for 3 months, and then remaining at 35% CPR thereafter.

                       Fixed-rate Mortgage Loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 24% CPR in month 12 (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter.

Mortgage Loans:        The issuing entity will consist of $706,521,161 of
                       seasoned subprime, first lien, adjustable-and fixed-rate residential mortgage loans.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Excess Spread:         The initial weighted average net interest rate of the
                       Mortgage Loans will be greater than the interest payments on the LIBOR Certificates, resulting in excess cash flow calculated in the following manner based on the Mortgage
                       Loan balances as of the Cut-off Date:

                       Initial Gross WAC:(1)                                 8.0087%
                         Less Fees & Expenses:(2)                            0.5000%
                                                                 ------------------------

                       Net WAC:(1)                                           7.5087%
                         Less Initial LIBOR Certificate
                         Interest Rate (Approx.):(3)                         6.2646%
                         Plus Initial Net Swap Inflow:(3)                    0.2046%
                                                                 ------------------------

                       Initial Excess Spread:(1)                             1.4487%

                       (1) This amount will vary on each Distribution Date based on changes to the weighted average of the interest rates on the Mortgage Loans as well as any changes in day count.

                       (2)  Assumes an Expense Fee Rate of 50 bps.

                       (3) Assumes 1-month LIBOR equal to 5.540%, initial marketing spreads and a 30-day month. This amount will vary on each Distribution Date based on changes to the weighted average of the pass-through rates on the LIBOR Certificates as well as any changes in day count.

Servicer Advancing:    Yes, as to principal and interest, subject to
                       recoverability

Compensating Interest: The Servicer will pay compensating interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage Loans during the related Prepayment Period and (B) one-half of the applicable servicing fee received for the related Distribution Date.

Optional Clean-up
Call:                  The transaction has a 10% optional clean-up call.

Rating Agencies:       Standard & Poor's Ratings Services, a division of The
                       McGraw-Hill Companies, Inc. and Moody's Investors
                       Service, Inc. will rate all of the Offered Certificates.

Minimum Denomination:  $25,000 with regard to each of the Offered Certificates

Legal Investment:      It is anticipated that the Offered Certificates will be
                       SMMEA eligible.

ERISA Eligible:        Underwriter's exemption is expected to apply to the
                       Offered Certificates. However, in addition, for so long as the interest rate swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Tax Treatment:         Portions of the issuing entity will be treated as
                       multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                       The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction and, in the case of the Class A Certificates, the Class A Swap Agreement. Basis risk interest carry forward payments and payments and obligations under the Class A Swap Agreement will be treated as payments under notional principal contracts for federal income tax purposes.

                       The discussion contained in this term sheet as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This discussion is written to support the promotion of marketing of the transactions or matters addressed in this term sheet. You should seek advice based on your circumstances from an independent tax advisor.

Registration
Statement and
Prospectus:            This term sheet does not contain all information that is
                       required to be included in a registration statement, or in a base prospectus and prospectus supplement.

                       The Depositor has filed a registration statement (including the base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the base prospectus if you request it by calling toll-free 1-800-323-5678.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       The registration statement referred to above (including the base Prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

                       http://www.sec.gov/Archives/edgar/data/807641/
                       000091412107000012/gs6377900-s3.txt

Risk Factors:          PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                       THE REGISTRATION STATEMENT FOR A DESCRIPTION OF
                       INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH
                       AN INVESTMENT IN THE OFFERED CERTIFICATES.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structure of the LIBOR Certificates
-----------------------------------

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of "Principal Distributions on the Certificates". Prior to the Stepdown Date all principal collected or advanced on the Mortgage Loans will be paid to the LIBOR Certificates as described herein. On or after the Stepdown Date, so long as no Trigger Event is in effect, the LIBOR Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Solely with respect to the Class A Certificates (as long as the Class A Swap Agreement is in effect), interest will be paid monthly at a per annum rate of one-month LIBOR plus a margin that will step up after the first Distribution Date on which the Optional Clean-up Call is exercisable, subject to the WAC Cap (notwithstanding the foregoing, in conjunction with the balance guaranteed swap, the Class A Pass-Through Rate will be effectively uncapped). Solely with respect to the Class M Certificates (as long as the Class A Swap Agreement is in effect), interest will be paid monthly, at a rate of one-month LIBOR plus a margin that will step up after the first Distribution Date on which the Optional Clean-up Call is exercisable, subject to the WAC Cap. If the Class A Swap Agreement is no longer in effect, interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the first Distribution Date on which the Optional Clean-up Call is exercisable, subject to the WAC Cap. For the avoidance of doubt, the Class A Pass-Through Rate on the Class A-1 Certificates after consideration of amounts received in respect of the Class A Swap Remittance Amount will be equal to one-month LIBOR plus the Class A Margin. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute), which will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future Distribution Dates. At all times during the life of the Class A Swap Agreement, the Class A Swap Provider will be responsible for payments of all Class A Swap Remittance Amounts. Notwithstanding the foregoing, the Certificate Insurer will not be obligated to pay the Class A Swap Remittance Amount.

Definitions

Credit Enhancement. The LIBOR Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 4.40% overcollateralization (funded upfront) (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 8.80% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), (3) subordination of distributions on the more subordinate classes of LIBOR Certificates to the required distributions on the more senior classes of LIBOR Certificates and (4) solely with respect to the Class A Certificates, an insurance policy to cover timely interest and ultimate principal payments except in the case of an Optional Clean-up Call.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate LIBOR Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x)  the Distribution Date occurring in September 2010; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 35.30%.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

----------------------- ---------------------------------------------------------- -------------------------------------------------
        Class                   Initial Credit Enhancement Percentage(1)                  Stepdown Date Percentage
----------------------- ---------------------------------------------------------- -------------------------------------------------
         A-1                                     17.65%                                            35.30%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-1                                     16.65%                                            33.30%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-2                                     14.65%                                            29.30%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-3                                     12.70%                                            25.40%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-4                                     10.85%                                            21.70%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-5                                      9.15%                                            18.30%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-6                                      7.70%                                            15.40%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-7                                      6.60%                                            13.20%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-8                                      5.45%                                            10.90%
----------------------- ---------------------------------------------------------- -------------------------------------------------
         M-9                                      4.40%                                             8.80%
----------------------- ---------------------------------------------------------- -------------------------------------------------

(1) Includes initial overcollateralization percentage.

Insurance Policy. The Class A Insurer will guarantee for the Class A Certificates the following: (a) timely payment of interest on the Class A Certificates at the Class A Pass-Through Rate as applicable, and (b) the payment of principal on the Class A Certificates by no later than the February 2037 Distribution Date. The Class A Insurer will not guarantee any Basis Risk Carry Forward Amounts, the Class A Swap Remittance Amount, any interest shortfalls resulting from the Servicemembers Civil Relief Act or prepayment interest shortfalls.

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 42.11% of the Credit Enhancement Percentage for the Class A Certificates (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property, Mortgage Loans where the related mortgagor has filed for bankruptcy, Mortgage Loans which are the subject of a modification (but only for a period of past twelve months following the date of such modification), and Mortgage Loans which have been repurchased since the Closing
Date) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

-------------------------------------- --------------------------------------------------------------------------
         Distribution Dates                               Cumulative Realized Loss Percentage
-------------------------------------- --------------------------------------------------------------------------
                                                              1.25% for the first month,
    September 2009 - August 2010             plus an additional 1/12th of 1.50% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
                                                              2.75% for the first month,
    September 2010 - August 2011             plus an additional 1/12th of 1.00% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
                                                              3.75% for the first month,
    September 2011 - August 2012             plus an additional 1/12th of 0.75% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
                                                              4.50% for the first month,
    September 2012 - August 2013             plus an additional 1/12th of 0.25% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
                                                              4.75% for the first month,
    September 2013 - August 2014             plus an additional 1/12th of 2.15% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
    September 2014 and thereafter                                        6.90%
-------------------------------------- --------------------------------------------------------------------------

40-Year Trigger Event. A 40-Year Trigger Event is in effect if on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate scheduled principal balance of the Mortgage Loans with original amortization terms of 40 years and maturing in 40 years, exceeds (ii) the actual overcollateralization for such distribution date.

Pass-Through Rates. For all LIBOR Certificates the pass-through rate will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M Certificates will increase to 1.5 times the margin at issuance.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class A Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap. For the avoidance of doubt, the Class A Pass-Through Rate on the Class A-1 Certificates after consideration of amounts received in respect of the Class A Swap Remittance Amount will be equal to one-month LIBOR plus the [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable).

Class A Margin. [ ]% before the first Distribution Date on which the Optional Clean-up Call is exercisable and [ ]% thereafter.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-8 Pass-Through Rate. The Class M-8 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-9 Pass-Through Rate. The Class M-9 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

The Residual Certificates are not entitled to receive any distributions of interest.

WAC Cap. Solely with respect to (1) the Class M Certificates, as to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) (A) the weighted average gross interest rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Servicing Fee Rate, less (B) net swap payments to the General Swap Provider, if any, for that Distribution Date, divided by the balance of the Mortgage Loans at the beginning of the related Due Period multiplied by 12 and (2) the Class A Certificates, as to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) (A) the weighted average gross interest rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Servicing Fee Rate and the Insurance Premium Rate, less (B) net swap payments to the General Swap Provider, if any, for that Distribution Date, divided by the balance of the Mortgage Loans at the beginning of the related Due Period multiplied by 12.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Basis Risk Carry Forward Amount. As to any Distribution Date and any LIBOR Certificates, a Basis Risk Carry Forward Amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of LIBOR Certificates at such class' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due on such LIBOR Certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class' applicable Pass-Through Rate (without regard to the WAC Cap). In the event any LIBOR Certificates are no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of LIBOR Certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related Pass-Through Rate, as reduced by that class' share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee, net swap payments out of the issuing entity and certain swap termination payments owed to the applicable Swap Provider, if any.

Class A Swap Remittance Amount. The excess, if any, of (A) an amount equal to a per annum rate of one-month LIBOR plus the Class A Margin (on an actual/360 basis) on the outstanding Class A Certificate balance over (B) an amount equal to the lesser of (i) a per annum rate of one-month LIBOR plus the Class A Margin plus the Class A Swap Premium Rate (on an actual/360 basis) on the outstanding Class A Certificate balance and (ii) a per annum rate of the WAC Cap (on an actual/360 basis) on the outstanding Class A Certificate balance.

Deferred Class A Swap Premium. The sum of (i) as to any Distribution Date, the difference between (A) the Class A Swap Premium and (B) the net amount paid by the issuing entity to the Class A Swap Provider and (ii) any Deferred Class A Swap Premiums remaining unpaid from prior Distribution Dates.

Principal Distribution Amount. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and plus (A) the net swap receivable into the issuing entity, if any, less (B) net swap payments and certain swap termination payments out of the issuing entity, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the LIBOR Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Principal Remittance Amount.  On any Distribution Date, the sum of

(i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

(ii) the principal portion of all partial and full prepayments received during the related prepayment period,

(iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

(iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

(vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Net Monthly Excess Cashflow. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all distributions under the headings "Interest Distributions on the Certificates," and "Principal Distributions on the Certificates" below.

Excess Subordinated Amount. For any Distribution Date, the excess, if any of (i) the actual overcollateralization over (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 64.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the aggregate class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 66.70% (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), and (C) the aggregate class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 70.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the aggregate class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 74.60% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the aggregate class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 78.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the aggregate class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 81.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the aggregate class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 84.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the aggregate class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (H) the aggregate class certificate balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 86.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the aggregate class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Amount on such Distribution Date), (H) the aggregate class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), and (I) the aggregate class certificate balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 89.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-9 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the aggregate class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the aggregate class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the aggregate class certificate balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (J) the aggregate class certificate balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 91.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Distributions on the Certificates. On each Distribution Date, distributions from available funds will be allocated as follows:

(i) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the applicable Swap Provider, if any,

(ii) to the Class A Insurer, the related Insurer Premium for such distribution date,

(iii) from the Interest Remittance Amount to the Class A Certificates, their Accrued Certificate Interest, and any unpaid Accrued Certificate Interest from prior Distribution Dates,

(iv) from the Supplemental Interest Trust, the Class A Swap Remittance Amount, to the Class A Certificates,

(v) from any remaining Interest Remittance Amount, to the Class A Insurer for prior draws (including applicable interest) on the insurance policy,

(vi) from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Certificates.

(A) On each Distribution Date (1) prior to the Stepdown Date or (2) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)   sequentially:

      (a) concurrently, to the Residual Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero, and

      (b) to the Class A Certificates, the Principal Distribution Amount, until the class certificate balances thereof have been reduced to zero; and

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(ii) any amounts owed to the Class A Insurer for prior draws (including applicable interest) on the policy, to the extent not covered by the Interest Remittance Amount,

(iii) certain amounts owed to the Class A Insurer under the Insurance Policy, and

(iv) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

(B) On each Distribution Date (1) on or after the Stepdown Date and (2) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their class certificate balances have been reduced to zero,

(ii) any amounts owed to the Class A Insurer for prior draws (including applicable interest) on the policy, to the extent not covered by the Interest Remittance Amount,

(iii)   certain amounts owed to the Class A Insurer under the Insurance Policy,

(iv) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(ix) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(x) to the Class M-7 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-7 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(xi) to the Class M-8 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-8 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(xii) to the Class M-9 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-9 Principal Distribution Amount, until their class certificate balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

(ii) for so long as the Class A Swap Agreement is in effect, to the Class A Swap Provider, any Basis Risk Carry Forward Amounts for the Class A Certificates and any Deferred Class A Swap Premium, or if the Class A Swap Agreement is no longer in effect, to the Class A Certificates, any Basis Risk Carry Forward Amounts for such class,

(iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates any Basis Risk Carry Forward Amount for such classes,

(iv)     certain swap termination payments to the Supplemental Interest Trust,

(v)      certain amounts owed to the Class A Insurer under the insurance policy,


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(vi) if a 40-Year Trigger Event is in effect, then any remaining amounts will be distributed first, to the Class A Certificates, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual overcollateralized amount for such distribution date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective class certificate balances have been reduced to zero; and

(vii)    to the holders of the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the class certificate balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to clause (A) above under the subheading "Principal Distributions on the Certificates" above will be included as part of the distributions pursuant to clause (B) above under the subheading "Principal Distributions on the Certificates" above.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include the net swap payments owed to the General Swap Provider for such Distribution Date, the net swap receipts from the applicable Swap Provider for such Distribution Date and any swap termination payments owed to the applicable Swap Provider or received from the applicable Swap Provider. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the applicable Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii)    to the certificateholders, to pay interest according to sections (iii),
        (iv) and (vi) of the "Interest Distributions on the Certificates" section, to the extent unpaid from other available funds,

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Certificates," but only to the extent necessary to cause the overcollateralization to be restored to the required overcollateralization amount as a result of current or prior Realized Losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow," to the extent unpaid from other available funds,

(v) to the applicable Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)    to the holders of the Class X Certificates, any remaining amounts.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust to pay principal as described above, the aggregate class certificate balances of the LIBOR Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class M Certificates will be reduced, in inverse order of seniority (beginning with the Class M-9 Certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. This reduction of a class certificate balance for realized losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class M Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Cash Flow Waterfall of Interest to the LIBOR Certificates
---------------------------------------------------------

                                          -------------------------------
                                          |    Interest Payments from   |
                                          |  Underlying Mortgage Loans  |
                                          |                             |
                                          -------------------------------
                                                         |                          -------------------------------
                                                         | (1)                      |                             |
                                                        \|/                  (3)    |       Class A Insurer       |
-------------------------------           ------------------------------- --------> |                             |
|           General           | <-------- |                             | <-------- -------------------------------
|        Swap Provider        |           |       GSAMP 2007-HSBC1      |
|                             | --------> |                             | --------> -------------------------------
-------------------------------    (2)    ------------------------------- <-------- |           Class A           |
                                                         |                   (4)    |        Swap Provider        |
                                                         | (5)                      |                             |
                                                        \|/                         -------------------------------
                                          -------------------------------           _
                                          |  Uncapped Interest Payment  |           /|
                                          |   to Class A Certificates   |          /
                                          |                             |         /
                                          -------------------------------        /
                                                         |                      /
                                                         | (6)                 / (7)
                                                        \|/                   /
                                          -------------------------------    /
                                          |      Interest Payment to    |   /
                                          |     Class M Certificates    |  /
                                          |                             |
                                          -------------------------------
                                                         |
                                                         | (7)
                                                        \|/
                                          -------------------------------
                                          |    Excess Cash Flow Basis   |
                                          |      Risk Carry Forward     |
                                          |      Amounts on Class A     |
                                          |         Certificates        |
                                          -------------------------------
                                                         |
                                                         | (8)
                                                        \|/
                                          -------------------------------
                                          |    Excess Cash Flow to Pay  |
                                          |   Basis Risk Carry Forward  |
                                          |      Amounts on Class M     |
                                          |         Certificates        |
                                          -------------------------------

(1) Interest payments from the underlying Mortgage Loans less the Expense Fee remitted to the issuing entity.

(2) General Swap Agreement Payments of [5.050%] per annum (on an actual/360 basis) to the General Swap Provider by the issuing entity on the swap notional amount, and from the General Swap Provider to the issuing entity of one-month LIBOR per annum (on an actual/360 basis) on the swap notional amount.

(3) Insurance Premium at a per annum rate of 20 bps (on a 30/360 basis) to insure the timely payment of interest (subject to the WAC Cap) and ultimate payment of principal to the Class A Certificates.

(4) Class A Swap Agreement Payments in the amount of the lesser of LIBOR + the Class A Margin + the Class A Swap Premium Rate and the WAC Cap on the outstanding Class A Certificate balance to the Class A Swap Provider by the issuing entity, and from the Class A Swap Provider to the issuing entity at a rate of LIBOR + the Class A Margin, uncapped, on the outstanding Class A Certificate balance.

(5) Uncapped effective interest payments of LIBOR + the Class A Margin from the issuing entity.

(6) Interest payments to the Class M Certificates in ascending numerical order subject to the WAC Cap.

(7) Excess cash flow payments to the Class A Swap Provider for any Basis Risk Carry Forward Amounts for the Class A Certificates and the Deferred Class A Swap Premium Reimbursement, or if the Class A Swap Agreement is no longer in effect, to the Class A Certificates, any Basis Risk Carry Forward Amounts for such class.

(8) Excess cash flow payments to the Class M Certificates in ascending numerical order for any Basis Risk Carry Forward Amounts, and certain other amounts.

             Remaining Prepayment Penalty Term by Product Type(1)(2)
             -------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               37-48      49-60
Balance                              No Penalty    1-12 Months   13-24 Months  25-36 Months    Months     Months        Total
----------------------------------------------------------------------------------------------------------------------------------
2 YR ARM                             $55,624,635    $68,113,461    $6,265,470            $0          $0         $0   $130,003,566
2 YR ARM 40/30 DUAL AMORTIZATION         125,088              0             0             0           0          0        125,088
2 YR ARM 40/40                           354,529      4,315,422       772,769             0     138,177          0      5,580,898
2 YR ARM BALLOON 40/30                 6,528,261     21,621,024     1,883,846             0           0          0     30,033,131
2 YR ARM IO                           36,074,281     80,955,496     2,629,003             0           0          0    119,658,779
3 YR ARM                              20,540,091      9,297,281    32,666,611     6,415,358      88,027          0     69,007,367
3 YR ARM 40/40                           849,901              0     3,270,450       467,311           0          0      4,587,663
3 YR ARM BALLOON 40/30                 1,904,556        382,035    11,623,659     2,322,716           0          0     16,232,966
3 YR ARM IO                            7,168,777      3,746,130    16,261,501     2,671,406           0          0     29,847,814
40 YR FIXED                              352,262        173,788     1,346,334     1,231,051           0          0      3,103,434
5 YR ARM                                 643,138        308,283       526,291       599,188           0          0      2,076,900
5 YR ARM 40/40                           139,003              0             0             0           0          0        139,003
5 YR ARM BALLOON 40/30                         0              0       498,047             0           0          0        498,047
5 YR ARM IO                              988,945      1,562,445       785,475       278,000           0          0      3,614,865
6 MO ARM IO                              169,039              0             0             0           0          0        169,039
FIXED                                107,614,266    107,714,875    48,114,625    10,570,619     604,330          0    274,618,715
FIXED 40/30 DUAL AMORTIZATION                  0        130,108       216,057             0           0          0        346,165
FIXED BALLOON 30/15                       64,326         81,046       228,012             0           0          0        373,384
FIXED BALLOON 40/30                      154,957        190,197     1,254,237       403,514     253,980          0      2,256,885
FIXED IO                               3,985,007      2,612,785     6,525,306       608,100           0    516,254     14,247,453
----------------------------------------------------------------------------------------------------------------------------------
Total:                              $243,281,060   $301,204,376  $134,867,693   $25,567,263  $1,084,515   $516,254   $706,521,161
----------------------------------------------------------------------------------------------------------------------------------

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

(2)   Columns may not add due to rounding

            Remaining Prepayment Penalty Term by Product Type(1)(2)
            -------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                                 37-48      49-60
Percent                                 No Penalty   1-12 Months   13-24 Months  25-36 Months    Months     Months
------------------------------------------------------------------------------------------------------------------
2 YR ARM                                     7.87%         9.64%         0.89%         0.00%      0.00%     0.00%
2 YR ARM 40/30 DUAL AMORTIZATION              0.02          0.00          0.00          0.00       0.00      0.00
2 YR ARM 40/40                                0.05          0.61          0.11          0.00       0.02      0.00
2 YR ARM BALLOON 40/30                        0.92          3.06          0.27          0.00       0.00      0.00
2 YR ARM IO                                   5.11         11.46          0.37          0.00       0.00      0.00
3 YR ARM                                      2.91          1.32          4.62          0.91       0.01      0.00
3 YR ARM 40/40                                0.12          0.00          0.46          0.07       0.00      0.00
3 YR ARM BALLOON 40/30                        0.27          0.05          1.65          0.33       0.00      0.00
3 YR ARM IO                                   1.01          0.53          2.30          0.38       0.00      0.00
40 YR FIXED                                   0.05          0.02          0.19          0.17       0.00      0.00
5 YR ARM                                      0.09          0.04          0.07          0.08       0.00      0.00
5 YR ARM 40/40                                0.02          0.00          0.00          0.00       0.00      0.00
5 YR ARM BALLOON 40/30                        0.00          0.00          0.07          0.00       0.00      0.00
5 YR ARM IO                                   0.14          0.22          0.11          0.04       0.00      0.00
6 MO ARM IO                                   0.02          0.00          0.00          0.00       0.00      0.00
FIXED                                        15.23         15.25          6.81          1.50       0.09      0.00
FIXED 40/30 DUAL AMORTIZATION                 0.00          0.02          0.03          0.00       0.00      0.00
FIXED BALLOON 30/15                           0.01          0.01          0.03          0.00       0.00      0.00
FIXED BALLOON 40/30                           0.02          0.03          0.18          0.06       0.04      0.00
FIXED IO                                      0.56          0.37          0.92          0.09       0.00      0.07
------------------------------------------------------------------------------------------------------------------
Total:                                      34.43%        42.63%        19.09%         3.62%      0.15%     0.07%
------------------------------------------------------------------------------------------------------------------

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

(2)   Columns may not add due to rounding.

Breakeven CDR Table for the Class M Certificates
------------------------------------------------
The assumptions for the breakeven CDR table below are as follows:
o     The Pricing Prepayment Assumptions (as defined on page A-4) are applied
o 1-month and 6-month Forward LIBOR curves (as of close on August 15, 2007) are used
o     40% loss severity
o     There is a 6 month lag in recoveries
o     100% Principal and Interest Advancing
o Run to call with triggers failing and collateral losses calculated through the life of the applicable bond
o Certificates are priced at par, except M-3 (97.1666%), M-4 (94.4982%), M-5 (85.4611%), M-6 (76.8905%), M-7 (68.2152%), M-8 (59.8958%) and M-9
      (52.7426%)
o     Assumes bonds pay on 25th calendar day of the month
o     CDR calculated to the nearest one-hundredth

                                          -----------------------------------------------------------------------------
                                             First Dollar of Loss          LIBOR Flat                0% Return
-----------------------------------------------------------------------------------------------------------------------
     Class M-1     CDR (%)                                     36.68                    37.18                    37.51
                   Yield (%)                                  6.5897                   4.7903                   0.0766
                   WAL                                          3.07                     2.99                     2.98
                   Modified Duration                            2.74                     2.69                     2.74
                   Principal Window                    Sep10 - Sep10            Aug10 - Aug10            Aug10 - Aug10
                   Principal Writedown             28,636.71 (0.41%)       429,606.10 (6.08%)    1,399,893.01 (19.81%)
                   Total Collat Loss         134,479,283.28 (19.03%)  134,630,061.92 (19.06%)  135,544,857.87 (19.18%)
-----------------------------------------------------------------------------------------------------------------------
     Class M-2     CDR (%)                                     31.18                    31.54                    32.48
                   Yield (%)                                  7.2183                   4.9186                   0.0414
                   WAL                                          3.32                     3.32                     3.21
                   Modified Duration                            2.90                     2.93                     2.91
                   Principal Window                    Dec10 - Dec10            Dec10 - Dec10            Nov10 - Nov10
                   Principal Writedown             13,013.52 (0.09%)     1,169,542.36 (8.28%)    3,271,504.73 (23.15%)
                   Total Collat Loss         121,829,655.16 (17.24%)  122,916,122.45 (17.40%)  124,676,688.28 (17.65%)
-----------------------------------------------------------------------------------------------------------------------
     Class M-3     CDR (%)                                     26.38                    26.86                    27.68
                   Yield (%)                                  8.1686                   4.9371                   0.0697
                   WAL                                          3.57                     3.56                     3.44
                   Modified Duration                            3.07                     3.10                     3.09
                   Principal Window                    Mar11 - Mar11            Mar11 - Mar11            Feb11 - Feb11
                   Principal Writedown             14,588.23 (0.11%)    1,693,896.82 (12.30%)    3,809,090.11 (27.65%)
                   Total Collat Loss         109,518,745.81 (15.50%)  111,088,156.31 (15.72%)  112,853,182.69 (15.97%)
-----------------------------------------------------------------------------------------------------------------------
     Class M-4     CDR (%)                                     22.11                    22.82                    23.39
                   Yield (%)                                  8.9859                   4.9365                   0.0528
                   WAL                                          3.90                     3.80                     3.75
                   Modified Duration                            3.30                     3.28                     3.32
                   Principal Window                    Jul11 - Jul11            Jun11 - Jun11            Jun11 - Jun11
                   Principal Writedown              3,897.94 (0.03%)    2,126,103.16 (16.27%)    4,262,978.60 (32.61%)
                   Total Collat Loss          97,990,164.70 (13.87%)   99,800,069.36 (14.13%)  101,792,370.20 (14.41%)
-----------------------------------------------------------------------------------------------------------------------
     Class M-5     CDR (%)                                     18.71                    19.64                    20.09
                   Yield (%)                                 11.8138                   4.9097                   0.0303
                   WAL                                          4.15                     4.01                     3.93
                   Modified Duration                            3.39                     3.40                     3.44
                   Principal Window                    Oct11 - Oct11            Sep11 - Sep11            Sep11 - Sep11
                   Principal Writedown             19,399.00 (0.16%)    3,358,169.34 (27.96%)    5,177,134.45 (43.10%)
                   Total Collat Loss          87,297,666.53 (12.36%)   90,239,337.08 (12.77%)   91,922,561.35 (13.01%)
-----------------------------------------------------------------------------------------------------------------------
     Class M-6     CDR (%)                                     16.03                    17.02                    17.44
                   Yield (%)                                 14.5863                   4.9753                   0.0465
                   WAL                                          4.40                     4.20                     4.03
                   Modified Duration                            3.47                     3.49                     3.46
                   Principal Window                    Jan12 - Jan12            Dec11 - Dec11            Nov11 - Nov11
                   Principal Writedown             31,139.62 (0.30%)    3,986,125.70 (38.91%)    5,370,465.91 (52.42%)
                   Total Collat Loss          78,257,597.98 (11.08%)   81,763,887.47 (11.57%)   82,909,041.77 (11.73%)
-----------------------------------------------------------------------------------------------------------------------
     Class M-7     CDR (%)                                     14.20                    15.09                    15.37
                   Yield (%)                                 17.7159                   4.9204                   0.1288
                   WAL                                          4.57                     4.31                     4.15
                   Modified Duration                            3.47                     3.48                     3.45
                   Principal Window                    Mar12 - Mar12            Feb12 - Feb12            Jan12 - Jan12
                   Principal Writedown             47,297.78 (0.61%)    3,908,574.56 (50.30%)    4,806,522.90 (61.85%)
                   Total Collat Loss          71,500,980.69 (10.12%)   74,832,906.73 (10.59%)   75,540,111.22 (10.69%)
-----------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

-----------------------------------------------------------------------------------------------------------------------
     Class M-8     CDR (%)                                     12.45                    13.53                    13.69
                   Yield (%)                                 21.2109                   4.8741                   0.3166
                   WAL                                          4.74                     4.28                     4.18
                   Modified Duration                            3.44                     3.39                     3.39
                   Principal Window                    May12 - May12            Mar12 - Mar12            Mar12 - Mar12
                   Principal Writedown             14,401.89 (0.18%)    4,903,258.66 (60.35%)    5,692,753.64 (70.06%)
                   Total Collat Loss           64,624,695.77 (9.15%)    68,612,488.81 (9.71%)    69,306,250.78 (9.81%)
-----------------------------------------------------------------------------------------------------------------------
     Class M-9     CDR (%)                                     11.09                    12.03                    12.14
                   Yield (%)                                 24.7298                   4.7748                   0.3021
                   WAL                                          4.82                     4.33                     4.23
                   Modified Duration                            3.36                     3.32                     3.30
                   Principal Window                    Jun12 - Jun12            May12 - May12            May12 - May12
                   Principal Writedown             12,791.46 (0.17%)    5,166,442.92 (69.65%)    5,767,127.07 (77.75%)
                   Total Collat Loss           58,774,561.87 (8.32%)    62,734,315.48 (8.88%)    63,231,204.94 (8.95%)
-----------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Maturity
------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:
o   Prepayments capped at 85% CPR
o   Static LIBOR
o   10% Optional Clean-up Call is not exercised

                          ----------------------------------------------------------------------------------------
                             50% PPA        75% PPA       100% PPA      125% PPA       150% PPA      175% PPA
------------------------------------------------------------------------------------------------------------------
Class A-1  WAL                 4.69          3.13           2.18          1.48           0.95          0.80
           First Prin Pay       1              1             1              1             1              1
           Last Prin Pay       286            231           181            143            34            28
------------------------------------------------------------------------------------------------------------------
Class M-1  WAL                 9.23          6.31           5.23          5.63           8.35          6.88
           First Prin Pay       48            40             48            62             90            74
           Last Prin Pay       255            191           145            113           116            96
------------------------------------------------------------------------------------------------------------------
Class M-2  WAL                 9.22          6.30           5.14          5.25           6.30          5.17
           First Prin Pay       48            39             45            55             65            54
           Last Prin Pay       253            189           143            112            90            74
------------------------------------------------------------------------------------------------------------------
Class M-3  WAL                 9.21          6.27           5.04          4.88           5.11          4.18
           First Prin Pay       48            39             44            51             55            45
           Last Prin Pay       248            183           138            108            87            71
------------------------------------------------------------------------------------------------------------------
Class M-4  WAL                 9.18          6.25           4.96          4.63           4.53          3.71
           First Prin Pay       48            38             42            48             49            40
           Last Prin Pay       242            177           133            104            83            68
------------------------------------------------------------------------------------------------------------------
Class M-5  WAL                 9.16          6.21           4.89          4.44           4.17          3.42
           First Prin Pay       48            38             41            45             45            37
           Last Prin Pay       235            171           128            99             80            65
------------------------------------------------------------------------------------------------------------------
Class M-6  WAL                 9.12          6.18           4.82          4.30           3.94          3.22
           First Prin Pay       48            38             40            43             42            35
           Last Prin Pay       227            163           122            94             76            62
------------------------------------------------------------------------------------------------------------------
Class M-7  WAL                 9.07          6.14           4.77          4.19           3.77          3.09
           First Prin Pay       48            37             40            42             41            33
           Last Prin Pay       219            156           116            90             72            59
------------------------------------------------------------------------------------------------------------------
Class M-8  WAL                 9.02          6.08           4.70          4.10           3.64          2.98
           First Prin Pay       48            37             39            41             39            32
           Last Prin Pay       211            149           110            85             68            56
------------------------------------------------------------------------------------------------------------------
Class M-9  WAL                 8.93          6.01           4.64          4.00           3.52          2.89
           First Prin Pay       48            37             38            40             38            31
           Last Prin Pay       201            140           104            80             64            52
------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Call
--------------------------------------------------------

The assumptions for the sensitivity table below are as follows:
o    Prepayments capped at 85% CPR
o    Static LIBOR
o    10% Optional Clean-up Call is exercised on the first date possible

                           ----------------------------------------------------------------------------------------
                              50% PPA        75% PPA       100% PPA      125% PPA       150% PPA      175% PPA
-------------------------------------------------------------------------------------------------------------------
Class A-1   WAL                 4.37          2.86           1.97          1.32           0.95          0.80
            First Prin Pay       1              1             1              1             1              1
            Last Prin Pay       155            105            76            58             34            28
-------------------------------------------------------------------------------------------------------------------
Class M-1   WAL                 8.45          5.68           4.73          4.82           3.82          3.15
            First Prin Pay       48            40             48            58             46            38
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-2   WAL                 8.45          5.67           4.65          4.78           3.82          3.15
            First Prin Pay       48            39             45            55             46            38
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-3   WAL                 8.45          5.67           4.56          4.50           3.82          3.15
            First Prin Pay       48            39             44            51             46            38
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-4   WAL                 8.45          5.66           4.50          4.26           3.82          3.15
            First Prin Pay       48            38             42            48             46            38
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-5   WAL                 8.45          5.65           4.45          4.08           3.81          3.14
            First Prin Pay       48            38             41            45             45            37
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-6   WAL                 8.45          5.65           4.41          3.97           3.67          3.01
            First Prin Pay       48            38             40            43             42            35
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-7   WAL                 8.45          5.65           4.39          3.88           3.53          2.90
            First Prin Pay       48            37             40            42             41            33
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-8   WAL                 8.45          5.64           4.35          3.82           3.43          2.81
            First Prin Pay       48            37             39            41             39            32
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------
Class M-9   WAL                 8.45          5.64           4.35          3.77           3.34          2.74
            First Prin Pay       48            37             38            40             38            31
            Last Prin Pay       155            105            76            58             46            38
-------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) 1-month and 6-month LIBOR adjust in accordance with the LIBOR Forward Curves as of close on August 15, 2007, (ii) day count convention of 30/360 is applied, (iii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption, and (iv) net swap flows, if any, are included. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

           Distribution   Excess Spread                Distribution   Excess Spread                Distribution   Excess Spread
 Period        Date            (%)            Period       Date            (%)            Period       Date            (%)
---------------------------------------       --------------------------------------     --------------------------------------
    1         Sep-07           2.26             49        Sep-11           2.89             97        Sep-15           1.63
    2         Oct-07           1.56             50        Oct-11           3.07             98        Oct-15           1.79
    3         Nov-07           1.49             51        Nov-11           2.79             99        Nov-15           1.65
    4         Dec-07           1.90             52        Dec-11           2.97            100        Dec-15           1.81
    5         Jan-08           2.18             53        Jan-12           2.76            101        Jan-16           1.67
    6         Feb-08           2.58             54        Feb-12           2.75            102        Feb-16           1.69
    7         Mar-08           3.00             55        Mar-12           3.12            103        Mar-16           2.02
    8         Apr-08           2.66             56        Apr-12           2.71            104        Apr-16           1.73
    9         May-08           2.91             57        May-12           2.88            105        May-16           1.89
   10         Jun-08           2.78             58        Jun-12           2.67            106        Jun-16           1.76
   11         Jul-08           2.97             59        Jul-12           2.85            107        Jul-16           1.92
   12         Aug-08           2.89             60        Aug-12           2.64            108        Aug-16           1.80
   13         Sep-08           2.89             61        Sep-12           2.62            109        Sep-16           1.82
   14         Oct-08           3.04             62        Oct-12           2.80            110        Oct-16           2.00
   15         Nov-08           2.87             63        Nov-12           2.57            111        Nov-16           1.86
   16         Dec-08           3.05             64        Dec-12           2.75            112        Dec-16           2.03
   17         Jan-09           2.86             65        Jan-13           2.54            113        Jan-17           1.90
   18         Feb-09           2.91             66        Feb-13           2.53            114        Feb-17           1.93
   19         Mar-09           3.60             67        Mar-13           3.12            115        Mar-17           2.43
   20         Apr-09           3.09             68        Apr-13           2.49            116        Apr-17           1.99
   21         May-09           3.28             69        May-13           2.67            117        May-17           2.17
   22         Jun-09           3.12             70        Jun-13           2.45            118        Jun-17           2.04
   23         Jul-09           3.32             71        Jul-13           2.64            119        Jul-17           2.22
   24         Aug-09           3.17             72        Aug-13           2.42            120        Aug-17           2.11
   25         Sep-09           3.20             73        Sep-13           2.42
   26         Oct-09           3.37             74        Oct-13           2.60
   27         Nov-09           3.18             75        Nov-13           2.37
   28         Dec-09           3.36             76        Dec-13           2.56
   29         Jan-10           3.18             77        Jan-14           1.83
   30         Feb-10           3.18             78        Feb-14           1.82
   31         Mar-10           3.73             79        Mar-14           2.36
   32         Apr-10           3.16             80        Apr-14           1.80
   33         May-10           3.34             81        May-14           1.93
   34         Jun-10           3.15             82        Jun-14           1.77
   35         Jul-10           3.34             83        Jul-14           1.91
   36         Aug-10           3.15             84        Aug-14           1.75
   37         Sep-10           3.15             85        Sep-14           1.75
   38         Oct-10           3.15             86        Oct-14           1.89
   39         Nov-10           2.79             87        Nov-14           1.72
   40         Dec-10           2.99             88        Dec-14           1.86
   41         Jan-11           2.80             89        Jan-15           1.69
   42         Feb-11           2.82             90        Feb-15           1.68
   43         Mar-11           3.41             91        Mar-15           2.19
   44         Apr-11           2.84             92        Apr-15           1.67
   45         May-11           3.04             93        May-15           1.81
   46         Jun-11           2.85             94        Jun-15           1.64
   47         Jul-11           3.06             95        Jul-15           1.78
   48         Aug-11           2.89             96        Aug-15           1.62


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions: (i) 1-month and 6-month LIBOR remain constant at 20.00%, (ii) day count convention of actual/360 is applied, (iii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption, and (iv) 10% Optional Clean-up Call is not exercised. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

                                                  WAC Cap Class                                      WAC Cap Class
                                 WAC Cap Class          M                                                  A           WAC Cap Class
                                A Certificates     Certificates                                       Certificates    M Certificates
Period     Distribution Date        (%)(1)             (%)            Period    Distribution Date        (%)(1)             (%)
----------------------------------------------------------------      --------------------------------------------------------------
   1            Sep-07               24.62            14.90             49            Sep-11             19.93            13.03
   2            Oct-07               24.26            13.66             50            Oct-11             20.07            13.29
   3            Nov-07               24.07            13.37             51            Nov-11             16.61             9.62
   4            Dec-07               23.99            13.70             52            Dec-11             16.72             9.92
   5            Jan-08               23.90            13.84             53            Jan-12             16.60             9.58
   6            Feb-08               23.84            14.14             54            Feb-12             16.60             9.57
   7            Mar-08               23.84            14.69             55            Mar-12             16.82            10.21
   8            Apr-08               23.58            14.09             56            Apr-12             16.59             9.54
   9            May-08               23.50            14.33             57            May-12             16.69             9.84
  10            Jun-08               23.30            14.07             58            Jun-12             16.57             9.50
  11            Jul-08               23.24            14.44             59            Jul-12             16.68             9.80
  12            Aug-08               23.04            14.22             60            Aug-12             16.56             9.47
  13            Sep-08               22.87            14.16             61            Sep-12             16.56             9.45
  14            Oct-08               22.78            14.37             62            Oct-12             16.66             9.75
  15            Nov-08               22.53            14.03             63            Nov-12             16.55             9.42
  16            Dec-08               22.45            14.31             64            Dec-12             16.65             9.72
  17            Jan-09               22.23            14.09             65            Jan-13             16.53             9.39
  18            Feb-09               22.10            14.17             66            Feb-13             16.53             9.37
  19            Mar-09               22.27            15.23             67            Mar-13             16.87            10.36
  20            Apr-09               21.80            14.23             68            Apr-13             16.52             9.34
  21            May-09               21.72            14.48             69            May-13             16.62             9.64
  22            Jun-09               21.46            14.18             70            Jun-13             16.51             9.31
  23            Jul-09               21.42            14.54             71            Jul-13             16.61             9.61
  24            Aug-09               21.17            14.30             72            Aug-13             16.50             9.28
  25            Sep-09               21.00            14.31             73            Sep-13             16.49             9.26
  26            Oct-09               20.94            14.57             74            Oct-13             16.59             9.56
  27            Nov-09               20.61            14.19             75            Nov-13             16.48             9.23
  28            Dec-09               20.55            14.45             76            Dec-13             16.58             9.53
  29            Jan-10               20.22            14.07             77            Jan-14             16.79             9.20
  30            Feb-10               20.02            14.04             78            Feb-14             16.79             9.19
  31            Mar-10               20.31            15.08             79            Mar-14             17.12            10.15
  32            Apr-10               19.63            13.99             80            Apr-14             16.78             9.16
  33            May-10               19.57            14.24             81            May-14             16.88             9.45
  34            Jun-10               19.20            13.86             82            Jun-14             16.76             9.13
  35            Jul-10               19.13            14.12             83            Jul-14             16.86             9.41
  36            Aug-10               18.74            13.74             84            Aug-14             16.75             9.10
  37            Sep-10               18.54            13.74             85            Sep-14             16.75             9.08
  38            Oct-10               18.80            14.01             86            Oct-14             16.85             9.37
  39            Nov-10               18.72            13.63             87            Nov-14             16.74             9.05
  40            Dec-10               18.98            13.90             88            Dec-14             16.84             9.34
  41            Jan-11               18.92            13.51             89            Jan-15             16.73             9.02
  42            Feb-11               19.02            13.44             90            Feb-15             16.72             9.01
  43            Mar-11               19.62            14.45             91            Mar-15             17.05             9.96
  44            Apr-11               19.27            13.35             92            Apr-15             16.71             8.98
  45            May-11               19.52            13.61             93            May-15             16.81             9.26
  46            Jun-11               19.52            13.23             94            Jun-15             16.70             8.95
  47            Jul-11               19.77            13.48             95            Jul-15             16.80             9.23
  48            Aug-11               19.79            13.10             96            Aug-15             16.69             8.92

(1) For so long as the Class A Swap Agreement is in effect, payments in excess of the WAC Cap will be made by the Class A Swap Provider to the Class A Certificates, up to LIBOR plus the Class A Margin.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                     WAC Cap Class A
                                      Certificates      WAC Cap Class M
    Period      Distribution Date        (%)(1)         Certificates (%)
------------------------------------------------------------------------
      97              Sep-15              16.69               8.91
      98              Oct-15              16.79               9.19
      99              Nov-15              16.68               8.88
     100              Dec-15              16.78               9.16
     101              Jan-16              16.67               8.85
     102              Feb-16              16.66               8.84
     103              Mar-16              16.87               9.43
     104              Apr-16              16.65               8.81
     105              May-16              16.75               9.09
     106              Jun-16              16.64               8.79
     107              Jul-16              16.74               9.07
     108              Aug-16              16.63               8.76
     109              Sep-16              16.63               8.75
     110              Oct-16              16.73               9.02
     111              Nov-16              16.62               8.72
     112              Dec-16              16.72               9.00
     113              Jan-17              16.61               8.70
     114              Feb-17              16.61               8.68
     115              Mar-17              16.93               9.60
     116              Apr-17              16.60               8.66
     117              May-17              16.70               8.93
     118              Jun-17              16.59               8.63
     119              Jul-17              16.69               8.91
     120              Aug-17              16.58               8.61

(1) For so long as the Class A Swap Agreement is in effect, payments in excess of the WAC Cap will be made by the Class A Swap Provider to the Class A Certificates, up to LIBOR plus the Class A Margin.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

General Swap Agreement. On the Closing Date, the issuing entity will enter into the General Swap Agreement with an initial swap notional amount of $294,946,036. Under the General Swap Agreement, on each Distribution Date prior to the termination of the General Swap Agreement, the issuing entity will be obligated to pay an amount equal to a per annum rate of [5.050%] (on an actual/360 basis) on the swap notional amount balance to the General Swap Provider and the issuing entity will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the swap notional amount from the General Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party.

                         General Swap Agreement Schedule

                                       Swap Notional                                         Swap Notional
    Period       Distribution Date       Amount ($)       Period      Distribution Date        Amount ($)
------------------------------------------------------    -------------------------------------------------
       1               Sep-07            294,946,036        38             Oct-10             58,427,558
       2               Oct-07            282,362,774        39             Nov-10             55,914,561
       3               Nov-07            270,314,228        40             Dec-10             53,509,054
       4               Dec-07            258,777,747        41             Jan-11             51,206,399
       5               Jan-08            247,731,641        42             Feb-11             49,002,120
       6               Feb-08            237,155,132        43             Mar-11             46,892,049
       7               Mar-08            227,028,324        44             Apr-11             44,871,963
       8               Apr-08            217,332,160        45             May-11             42,937,913
       9               May-08            208,048,388        46             Jun-11             41,086,656
      10               Jun-08            199,159,527        47             Jul-11             39,314,714
      11               Jul-08            190,648,837        48             Aug-11             37,618,727
      12               Aug-08            182,500,284        49             Sep-11             35,995,457
      13               Sep-08            174,698,511        50             Oct-11             34,441,799
      14               Oct-08           167,228,814
      15               Nov-08           160,077,106
      16               Dec-08           153,229,899
      17               Jan-09           146,674,276
      18               Feb-09           140,397,863
      19               Mar-09           134,388,812
      20               Apr-09           128,635,777
      21               May-09           123,127,889
      22               Jun-09           117,854,742
      23               Jul-09           112,806,369
      24               Aug-09           107,973,225
      25               Sep-09           103,346,169
      26               Oct-09            98,916,448
      27               Nov-09            94,675,678
      28               Dec-09            90,615,832
      29               Jan-10            86,729,220
      30               Feb-10            83,008,480
      31               Mar-10            79,446,563
      32               Apr-10            76,036,715
      33               May-10            72,772,472
      34               Jun-10            69,647,641
      35               Jul-10            66,656,293
      36               Aug-10            63,792,749
      37               Sep-10            61,051,573


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Selected Mortgage Loan Data (1)
---------------------------

                       The Mortgage Loans - All Collateral

Aggregate Scheduled Principal Balance: (2)                                                  $706,521,161
Number of Mortgage Loans:                                                                          4,543
Average Scheduled Principal Balance:                                                            $155,519
Weighted Average Gross Interest Rate:                                                              8.009%
Weighted Average Net Interest Rate: (3)                                                            7.509%
Weighted Average Original FICO Score:                                                                648
Weighted Average Current FICO Score:                                                                 677
First Lien Percentage:                                                                            100.00%
Weighted Average Original LTV Ratio:                                                               80.02%
Weighted Average Combined Original LTV Ratio with Silent Seconds: (4)                              83.73%
Weighted Average Updated Current LTV Ratio: (5)                                                    74.89%
Weighted Average Updated Combined Current LTV Ratio with Silent Seconds: (4)(5)                    78.34%
Weighted Average Stated Remaining Term (months):                                                     327
Weighted Average Seasoning (months):                                                                  23
Weighted Average Months to Roll: (6)                                                                   9
Weighted Average Gross Margin: (6)                                                                 6.314%
Weighted Average Initial Rate Cap: (6)                                                             2.531%
Weighted Average Periodic Rate Cap: (6)                                                            1.126%
Weighted Average Gross Maximum Lifetime Rate: (6)                                                 14.084%
Percentage of Mortgage Loans with Silent Seconds: (7)                                              19.17%
Non-Zero Weighted Average Debt to Income Ratio at Origination:                                     38.86%

(2) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted as of the Cut-off Date.

(3) The initial aggregate scheduled principal balance of the collateral will be subject to an upward or downward variance of no more than approximately 10%.

(4) The weighted average net interest rate is equivalent to the weighted average gross interest rate less the Servicing Fee Rate.

(5) The combined original LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second lien mortgage loans not included in the mortgage loan pool that is secured by the related mortgaged property and originated in connection with the origination of the first lien mortgage loan, plus the original principal balance of the related first lien mortgage loan, to the original value of the related mortgaged property.

(6) The updated current LTV ratio reflects the current loan balance divided by the updated valuation provided by a BPO or, in the event a BPO was not completed, an AVM, between June and July 2007.

(7) Represents the weighted average of the adjustable-rate mortgage loans in the mortgage loan pool.

(8) Represents percentage of mortgage loans in the mortgage loan pool as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first lien mortgage loan and the second lien mortgage loan is not included in the mortgage loan pool.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                    Distribution by Current Principal Balance

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Current Principal       of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Balance          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below          64    $2,791,475    0.40%   8.616%   638    684   $43,617   59.48%  59.91%  44.71%  45.14%  82.59%  87.55%
$50,001 - $75,000       309    19,760,953    2.80    8.626    633    671    63,951   70.23   71.68   61.68   62.92   89.47   90.94
$75,001 - $100,000      692    61,403,305    8.69    8.348    640    671    88,733   77.19   80.59   69.37   72.42   79.71   94.30
$100,001 - $125,000     741    83,234,277   11.78    8.162    644    673   112,327   79.52   82.78   72.49   75.45   77.10   94.16
$125,001 - $150,000     756   103,697,719   14.68    8.087    652    677   137,166   80.89   84.94   74.51   78.23   71.43   94.48
$150,001 - $200,000   1,038   179,940,561   25.47    7.870    648    677   173,353   80.76   85.12   75.40   79.47   65.93   96.41
$200,001 - $250,000     473   104,909,225   14.85    7.898    650    681   221,795   81.43   85.40   78.88   82.67   57.28   96.07
$250,001 - $300,000     230    62,513,207    8.85    7.848    647    675   271,797   81.29   84.37   78.08   81.01   50.97   96.11
$300,001 - $350,000     132    42,557,243    6.02    7.972    656    684   322,403   81.34   85.22   77.70   81.40   53.78   95.56
$350,001 - $400,000      60    22,468,573    3.18    7.706    657    685   374,476   79.70   83.03   75.04   78.20   55.13   93.42
$400,001 - $450,000      23     9,709,947    1.37    7.879    664    699   422,172   79.66   81.39   79.78   81.38   47.94  100.00
$450,001 - $500,000      10     4,782,701    0.68    8.034    657    679   478,270   79.96   84.64   79.66   84.22   59.20   89.55
$500,001 - $550,000       6     3,173,396    0.45    7.590    674    707   528,899   86.19   86.19   84.37   84.37   66.49  100.00
$550,001 - $600,000       4     2,277,109    0.32    7.957    644    696   569,277   82.67   82.67   85.12   85.12   50.59  100.00
$600,001 & Above          5     3,301,471    0.47    8.624    656    677   660,294   63.54   68.46   65.48   70.34   40.79   80.33
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                          Distribution by Current Rate

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Current Rate          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
5.500 - 5.999%           22    $4,611,328    0.65%   5.936%   670    699  $209,606   63.05%  63.05%  64.30%  64.30%  90.46% 100.00%
6.000 - 6.499%           95    18,211,902    2.58    6.316    663    691   191,704   68.96   74.24   66.71   71.68   84.96   98.86
6.500 - 6.999%          687   119,315,348   16.89    6.843    665    693   173,676   73.98   77.90   69.07   72.77   74.27   96.01
7.000 - 7.499%          579    96,362,248   13.64    7.291    652    678   166,429   77.48   82.40   71.92   76.52   66.78   96.35
7.500 - 7.999%        1,189   184,474,266   26.11    7.771    650    679   155,151   81.66   85.55   76.98   80.61   62.35   95.63
8.000 - 8.499%          542    79,033,945   11.19    8.259    644    672   145,819   83.67   87.67   78.54   82.21   62.81   95.72
8.500 - 8.999%          698   102,187,419   14.46    8.761    640    669   146,400   82.84   85.57   77.94   80.50   62.19   95.00
9.000 - 9.499%          238    34,446,135    4.88    9.240    630    662   144,732   84.12   86.28   79.29   81.25   69.06   93.36
9.500 - 9.999%          265    39,274,730    5.56    9.763    631    664   148,207   84.11   86.94   77.76   80.30   61.05   93.33
10.000% & Above         228    28,603,838    4.05   10.967    632    665   125,455   82.29   85.20   72.44   75.06   57.81   86.70
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                       Distribution by Original FICO Score

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Original Fico           of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
    Score             Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above             233   $38,629,722    5.47%   7.695%   764    752  $165,793   81.58%  87.95%  74.94%  80.91%  51.94%  85.32%
720 - 739               175    29,380,028    4.16    7.704    729    729   167,886   81.82   87.34   76.41   81.53   57.72   85.93
700 - 719               235    38,716,635    5.48    7.881    709    723   164,752   82.29   88.54   76.37   82.26   43.62   90.78
680 - 699               398    63,068,265    8.93    7.842    689    702   158,463   81.00   85.82   75.37   79.84   56.18   93.39
660 - 679               557    87,568,591   12.39    7.916    668    686   157,215   81.22   85.58   76.82   80.96   60.09   95.16
640 - 659               835   131,416,879   18.60    7.915    649    673   157,385   80.15   83.68   74.76   78.03   60.48   97.14
620 - 639               781   120,607,491   17.07    7.980    629    665   154,427   78.74   81.18   74.25   76.53   70.20   97.34
600 - 619               656   102,486,396   14.51    8.104    610    651   156,229   78.99   82.61   74.57   77.87   74.72   98.18
580 - 599               315    46,267,781    6.55    8.486    589    645   146,882   80.95   83.22   74.61   76.65   83.22   96.83
560 - 579               161    21,386,570    3.03    8.407    570    636   132,836   78.23   79.79   72.86   74.44   89.83   96.64
540 - 559               131    18,273,193    2.59    8.697    550    632   139,490   76.75   77.19   71.32   71.75   91.59   95.88
520 - 539                57     7,525,993    1.07    8.900    532    626   132,035   72.02   72.95   68.54   69.52   90.24   99.26
500 - 519                 9     1,193,618    0.17    8.646    514    629   132,624   71.81   71.81   70.10   70.10  100.00   86.45
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       Distribution by Current FICO Score

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Current Fico            of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   Score              Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above             491   $76,860,506   10.88%   7.713%   719    766  $156,539   81.08%  85.00%  74.47%  78.12%  63.64%  88.56%
720 - 739               337    56,112,837    7.94    7.769    684    729   166,507   79.88   84.86   75.03   79.66   51.45   91.90
700 - 719               511    81,193,303   11.49    7.912    663    708   158,891   79.03   83.85   73.03   77.50   61.32   94.06
680 - 699               716   113,046,724   16.00    7.962    650    690   157,886   79.86   84.08   74.31   78.25   61.30   95.12
660 - 679               789   125,820,206   17.81    7.963    639    670   159,468   80.48   84.12   75.61   78.98   67.62   97.40
640 - 659               667   101,517,344   14.37    8.092    628    650   152,200   79.73   82.74   75.18   77.99   69.22   96.58
620 - 639               486    74,330,464   10.52    8.244    620    630   152,943   80.09   83.16   75.66   78.50   72.51   98.57
600 - 619               293    43,304,274    6.13    8.341    611    610   147,796   79.14   81.82   75.32   77.90   74.98   97.03
580 - 599               140    20,013,868    2.83    8.294    598    591   142,956   80.33   81.59   75.42   76.65   77.94   97.09
560 - 579                62     7,782,776    1.10    8.745    609    570   125,529   82.25   84.88   78.69   81.15   81.45   97.19
540 - 559                32     4,188,476    0.59    8.660    612    551   130,890   81.17   85.22   75.53   79.15   71.89   97.56
520 - 539                14     1,752,041    0.25    8.310    613    534   125,146   82.03   82.03   78.86   78.86   68.38  100.00
500 - 519                 5       598,342    0.08    7.978    564    513   119,668   75.50   75.50   69.51   69.51   65.91   87.01
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                              Distribution by Lien

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Lien                  Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                     4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                          Distribution by Original LTV

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Original LTV          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          476   $61,410,061    8.69%   7.515%   640    677  $129,013   47.92%  48.28%  45.09%  45.47%  71.77%  94.44%
60.01 - 70.00%          408    62,459,871    8.84    7.612    634    674   153,088   65.97   66.78   62.67   63.44   71.56   91.09
70.01 - 80.00%        1,626   253,701,561   35.91    7.833    653    679   156,028   78.57   88.49   73.11   82.33   54.74   96.96
80.01 - 85.00%          430    68,086,214    9.64    8.139    636    672   158,340   84.14   84.43   79.54   79.81   68.75   96.30
85.01 - 90.00%          981   159,406,901   22.56    8.312    647    675   162,494   89.38   89.44   84.49   84.54   68.51   93.53
90.01 - 95.00%          612   100,308,641   14.20    8.429    660    681   163,903   94.19   94.19   86.81   86.81   80.07   95.78
95.01 - 100.00%          10     1,147,912    0.16    8.265    682    708   114,791   99.45   99.45   80.00   80.00  100.00  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

            Distribution by Combined Original LTV with Silent Seconds

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
Combined Original     Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
 LTV with Silent        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Seconds          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          473   $60,987,582    8.63%   7.512%   640    677  $128,938   47.95%  47.98%  45.11%  45.14%  72.27%  94.40%
60.01 - 70.00%          400    60,095,424    8.51    7.587    632    673   150,239   65.94   65.94   62.66   62.66   73.54   92.77
70.01 - 80.00%          821   123,957,417   17.54    7.845    640    673   150,983   77.15   77.18   72.40   72.43   67.79   96.43
80.01 - 85.00%          426    67,913,977    9.61    8.136    636    671   159,422   83.98   84.14   79.49   79.66   68.37   95.79
85.01 - 90.00%        1,007   165,020,901   23.36    8.314    648    676   163,874   88.84   89.39   83.93   84.44   66.62   91.90
90.01 - 95.00%          647   106,120,174   15.02    8.374    660    681   164,019   93.43   94.22   86.20   86.94   78.62   95.74
95.01 - 100.00%         769   122,425,686   17.33    7.830    666    686   159,201   80.10   99.94   73.72   92.17   43.31   99.32
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      Distribution by Updated Current LTV

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Updated Current LTV   Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          826  $104,924,968   14.85%   7.757%   641    679  $127,028   59.85%  61.43%  46.97%  48.18%  73.55%  93.29%
60.01 - 70.00%          702   100,991,666   14.29    7.886    646    677   143,863   75.73   80.58   65.58   69.73   63.26   94.35
70.01 - 80.00%        1,304   210,874,410   29.85    7.956    651    680   161,714   80.71   88.27   75.24   82.37   59.98   96.62
80.01 - 85.00%          558    92,379,609   13.08    8.032    651    676   165,555   85.42   88.16   82.60   85.44   65.17   95.96
85.01 - 90.00%          650   106,983,442   15.14    8.148    647    673   164,590   88.40   89.41   87.73   88.83   67.88   95.52
90.01 - 95.00%          355    61,970,258    8.77    8.336    650    676   174,564   90.92   91.07   92.28   92.46   74.91   95.46
95.01 - 100.00%         148    28,396,807    4.02    8.454    654    677   191,870   91.75   91.75   97.14   97.14   64.57   91.02
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

        Distribution by Updated Combined Current LTV with Silent Seconds

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
Updated Combined      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Current LTV with        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
 Silent Seconds       Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          777   $98,233,398   13.90%   7.722%   640    678  $126,427   58.75%  58.94%  46.41%  46.53%  75.39%  93.51%
60.01 - 70.00%          561    79,792,925   11.29    7.892    641    675   142,233   74.86   75.71   64.70   65.29   70.47   94.19
70.01 - 80.00%          861   135,807,001   19.22    8.049    643    676   157,732   81.11   82.07   74.79   75.54   68.82   95.51
80.01 - 85.00%          559    90,903,673   12.87    8.091    649    677   162,618   85.35   87.78   80.59   82.66   65.65   94.79
85.01 - 90.00%          783   126,009,400   17.84    8.117    650    675   160,932   86.94   90.90   84.27   87.82   65.57   96.11
90.01 - 95.00%          585   100,525,700   14.23    8.115    658    680   171,839   86.70   94.17   85.31   92.27   61.81   96.05
95.01 - 100.00%         322    58,118,239    8.23    8.139    658    680   180,491   85.76   95.79   87.45   97.32   53.04   94.73
100.01% & Above          95    17,130,825    2.42    7.578    673    686   180,324   79.57   99.84   83.68  105.14   35.76  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                          Distribution by Documentation

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Documentation         Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Full Doc              3,197  $465,127,219   65.83%   7.942%   640    674  $145,489   80.14%  82.49%  74.65%  76.82% 100.00%  94.77%
Stated Doc            1,345   241,279,950   34.15    8.138    664    684   179,390   79.78   86.12   75.35   81.28    0.00   96.08
Limited Doc               1       113,992    0.02    7.540    613    662   113,992   90.00   90.00   94.21   94.21    0.00  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                             Distribution by Purpose

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Purpose               Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Cashout Refi          3,038  $468,290,987   66.28%   7.982%   641    675  $154,144   78.65%  79.19%  74.00%  74.52%  74.16%  96.21%
Purchase              1,223   199,511,672   28.24    8.074    665    683   163,133   83.24   94.90   76.74   87.56   43.60   93.06
Rate/term Refi          282    38,718,502    5.48    7.994    645    669   137,300   79.98   81.02   76.12   77.12   79.73   94.38
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            Distribution by Occupancy

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Occupancy             Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Owner Occupied        4,303  $672,759,210   95.22%   7.989%   647    676  $156,347   80.06%  83.85%  74.97%  78.50%  65.52% 100.00%
Investor                189    26,026,078    3.68    8.512    685    706   137,704   78.78   81.61   72.53   75.18   74.51    0.00
Second Home              51     7,735,873    1.09    8.051    671    704   151,684   80.50   80.50   75.75   75.75   63.63    0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                          Distribution by Property Type

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Property Type         Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Single Family         3,831  $582,302,552   82.42%   8.009%   646    676  $151,998   79.84%  83.35%  74.60%  77.87%  67.76%  96.24%
PUD                     302    56,006,833    7.93    8.068    646    675   185,453   82.40   86.80   78.13   82.16   53.36   93.60
Condo                   274    43,957,865    6.22    8.022    666    691   160,430   82.37   88.72   77.05   83.04   56.86   94.09
2 Family                 86    13,771,129    1.95    7.779    674    691   160,129   75.53   77.10   72.37   73.88   69.96   76.63
3-4 Family               44     8,924,612    1.26    7.971    675    696   202,832   75.23   78.67   70.01   73.17   54.89   80.91
Coop                      6     1,558,171    0.22    7.749    658    709   259,695   62.83   62.83   55.49   55.49   73.43   49.67
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                              Distribution by State

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
State                 Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
FL                      719  $114,282,748   16.18%   8.079%   649    676  $158,947   80.58%  84.22%  74.53%  77.89%  54.70%  94.80%
CA                      402    92,271,900   13.06    7.438    661    689   229,532   72.56   77.79   67.88   72.84   55.41   93.26
AZ                      301    49,696,011    7.03    7.780    650    681   165,103   81.09   84.91   76.50   80.10   69.39   95.76
VA                      201    35,707,013    5.05    8.057    645    678   177,647   81.92   85.45   78.24   81.59   60.01   96.97
TX                      288    30,486,199    4.31    8.313    635    663   105,855   80.14   85.95   71.65   76.81   68.85   94.58
NV                      146    29,942,644    4.24    7.526    647    677   205,087   78.44   82.52   76.38   80.33   60.37   93.76
MD                      152    29,002,038    4.10    8.100    644    680   190,803   78.20   80.97   73.28   75.87   68.54   97.79
NY                      154    26,472,031    3.75    7.937    648    687   171,896   73.82   75.06   68.37   69.45   67.44   93.12
PA                      182    24,303,688    3.44    8.095    641    676   133,537   81.04   82.57   74.88   76.30   79.66   96.25
GA                      151    20,272,644    2.87    8.425    647    672   134,256   84.64   88.75   81.12   84.97   70.92   96.08
Other                 1,847   254,084,248   35.96    8.199    647    674   137,566   82.57   85.99   77.40   80.58   72.83   95.78
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               Distribution by Zip

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Zip                   Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
89031                     9    $2,065,064    0.29%   7.420%   636    671  $229,452   81.78%  87.77%  81.90%  88.19%  52.63% 100.00%
33068                     9     1,709,808    0.24    8.372    646    670   189,979   87.62   92.53   86.69   91.28    5.91  100.00
32817                     8     1,529,478    0.22    7.688    654    670   191,185   86.72   91.27   83.80   87.78   48.30   85.39
85303                    10     1,484,158    0.21    7.966    659    668   148,416   81.21   88.34   73.19   79.81   63.47  100.00
89108                     7     1,461,841    0.21    7.291    666    687   208,834   81.75   95.80   81.63   95.65   41.74  100.00
20744                     6     1,453,044    0.21    8.551    631    644   242,174   83.81   86.91   76.37   79.35  100.00  100.00
89015                     7     1,306,531    0.18    8.300    653    674   186,647   83.82   91.43   82.08   89.14   72.34  100.00
89130                     5     1,289,669    0.18    7.301    642    678   257,934   82.65   82.65   83.01   83.01   53.83  100.00
93307                     6     1,258,943    0.18    7.670    666    685   209,824   79.60   87.23   81.37   88.41   35.23   85.07
85029                     8     1,258,177    0.18    7.983    657    682   157,272   87.03   91.11   79.35   83.34   67.33   84.49
Other                 4,468   691,704,448   97.90    8.012    648    677   154,813   79.94   83.60   74.76   78.16   66.11   95.21
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                       Distribution by Seasoning (months)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Seasoning               of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
(months)              Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
6 - 7                    10    $1,600,739    0.23%   8.555%   665    691  $160,074   76.54%  78.49%  80.56%  82.22%  86.25%  96.27%
8 - 9                    71    11,931,660    1.69    8.575    660    678   168,052   81.55   82.07   79.11   79.59   85.31   95.36
10 - 11                 184    30,133,544    4.27    8.768    653    673   163,769   85.71   85.78   83.48   83.55   75.38   96.32
12 - 13                 191    30,164,425    4.27    8.739    658    682   157,929   84.67   86.21   81.85   83.37   64.29   94.24
14 - 15                 235    39,920,774    5.65    8.416    655    679   169,876   83.50   86.64   81.20   84.17   55.35   94.65
16 - 17                 321    53,135,673    7.52    8.335    656    679   165,532   82.38   87.45   79.45   84.25   58.67   97.23
18 - 19                 522    86,188,442   12.20    8.079    640    663   165,112   80.45   86.33   76.69   82.14   54.45   97.19
20 - 21                 531    90,898,962   12.87    7.631    651    677   171,184   80.64   87.02   77.06   82.96   53.30   97.88
22 - 23                 557    97,043,938   13.74    7.378    649    680   174,226   79.86   86.10   76.00   81.87   56.01   96.07
24 - 25                 222    36,167,471    5.12    7.797    651    682   162,917   81.29   85.82   75.25   79.49   64.90   91.97
26 - 27                 144    22,214,958    3.14    8.533    654    692   154,271   80.65   84.62   74.39   77.99   60.39   93.00
28 - 29                 176    27,616,135    3.91    8.927    645    672   156,910   83.99   88.05   75.06   78.66   66.97   94.47
30 - 31                 365    48,108,261    6.81    8.072    649    683   131,803   76.95   78.03   68.87   69.89   87.98   93.35
32 - 33                 390    49,962,922    7.07    7.828    639    677   128,110   76.26   76.67   68.61   68.96   85.09   92.88
34 - 35                 335    45,642,292    6.46    7.752    641    678   136,246   74.22   74.33   65.00   65.10   83.33   93.05
36 - 37                 226    28,028,944    3.97    7.807    649    683   124,022   75.27   76.15   65.92   66.68   83.16   90.90
38 & Above               63     7,762,021    1.10    7.653    624    688   123,207   66.72   68.00   51.58   52.62   88.75   99.32
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                  Distribution by Remaining Months to Maturity

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
Remaining             Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Months To               of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Maturity              Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 180                 361   $33,216,791    4.70%   7.860%   647    689   $92,013   71.12%  71.22%  58.83%  58.93%  87.90%  93.75%
181 - 240               158    18,106,709    2.56    7.791    642    682   114,599   75.41   75.48   63.71   63.77   86.64   97.29
241 - 360             3,945   641,786,664   90.84    8.018    649    677   162,684   80.57   84.56   75.92   79.64   64.15   95.19
421 - 480                79    13,410,998    1.90    8.239    630    658   169,759   82.17   86.06   80.54   84.17   63.45   97.60
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        Distribution by Amortization Type

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Amortization Type     Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
2 YR ARM                855  $130,003,566   18.40%   8.535%   640    668  $152,051   81.46%  86.69%  74.61%  79.37%  52.27%  93.56%
2 YR ARM 40/30
DUAL AMORTIZATION         1       125,088    0.02    6.750    613    687   125,088   80.00  100.00   78.18   97.92  100.00  100.00
2 YR ARM 40/40           34     5,580,898    0.79    8.022    621    651   164,144   81.47   86.60   78.77   83.34   47.29  100.00
2 YR ARM
BALLOON 40/30           162    30,033,131    4.25    7.874    639    666   185,390   82.39   89.76   78.40   85.28   45.00   94.75
2 YR ARM IO             603   119,658,779   16.94    7.603    661    685   198,439   79.35   87.91   75.54   83.54   52.31   97.66
3 YR ARM                447    69,007,367    9.77    8.366    642    667   154,379   83.10   86.23   78.06   80.97   60.16   92.83
3 YR ARM 40/40           27     4,587,663    0.65    8.265    631    657   169,913   82.01   86.51   80.81   85.25   75.31   95.77
3 YR ARM
BALLOON 40/30            87    16,232,966    2.30    8.219    655    670   186,586   85.67   90.85   83.49   88.34   45.28   96.16
3 YR ARM IO             147    29,847,814    4.22    7.625    662    684   203,046   81.83   86.45   78.88   83.33   56.84   98.83
40 YR FIXED              17     3,103,434    0.44    8.597    647    674   182,555   83.78   83.78   83.25   83.25   73.35   95.90
5 YR ARM                 11     2,076,900    0.29    7.485    651    668   188,809   82.94   88.23   80.64   85.96   86.83  100.00
5 YR ARM 40/40            1       139,003    0.02    8.125    589    616   139,003   80.00  100.00   81.77  102.32  100.00  100.00
5 YR ARM
BALLOON 40/30             3       498,047    0.07    7.733    676    721   166,016   87.37   92.45   83.42   88.44   50.35  100.00
5 YR ARM IO              14     3,614,865    0.51    7.199    695    701   258,205   76.67   83.38   74.79   81.26   73.81   82.03
6 MO ARM IO               1       169,039    0.02    7.875    780    738   169,039   80.57   80.57   61.47   61.47  100.00  100.00
FIXED                 2,046   274,618,715   38.87    7.897    647    682   134,222   77.74   78.23   71.84   72.31   83.49   95.00
FIXED 40/30
DUAL AMORTIZATION         2       346,165    0.05    8.704    649    705   173,083   93.08   93.08   93.66   93.66  100.00  100.00
FIXED BALLOON 30/15       4       373,384    0.05    8.162    693    735    93,346   85.32   85.32   80.24   80.24  100.00   40.60
FIXED BALLOON 40/30      11     2,256,885    0.32    7.912    666    695   205,171   84.59   86.30   80.82   82.61   66.01   92.65
FIXED IO                 70    14,247,453    2.02    7.968    664    688   203,535   83.25   85.08   82.01   83.74   71.74  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                      Distribution by Initial Periodic Cap

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Initial               of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Periodic Cap          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1.000%                    4      $587,312    0.08%   7.780%   699    711  $146,828   80.16%  94.41%  70.75%  84.19%  77.24% 100.00%
1.300%                    1       203,127    0.03    7.990    728    744   203,127   80.00  100.00   74.41   93.08    0.00  100.00
1.500%                  455    78,355,102   11.09    8.203    661    683   172,209   86.45   94.62   79.44   86.98   50.15   91.24
1.505%                    1       121,622    0.02    7.625    715    670   121,622   80.00  100.00   55.28   69.18    0.00  100.00
1.509%                    2       386,058    0.05    8.766    653    707   193,029   86.85   96.17   82.34   90.75   46.58  100.00
2.000%                  457    77,450,399   10.96    8.304    652    675   169,476   79.27   83.87   75.51   79.84   55.87   96.44
2.910%                    2       309,037    0.04    7.429    643    668   154,518   82.41   82.41   65.66   65.66   48.28  100.00
2.950%                    1       107,881    0.02    7.550    687    661   107,881   64.48   64.48   60.61   60.61    0.00  100.00
2.970%                    1       115,079    0.02    5.875    650    660   115,079   67.43   67.43   75.21   75.21  100.00  100.00
2.990%                    1       220,607    0.03    8.125    647    668   220,607   79.99   89.98   76.33   86.01    0.00  100.00
3.000%                1,456   251,359,892   35.58    7.983    644    670   172,637   80.44   86.13   76.05   81.35   53.97   96.07
3.005%                    1       170,943    0.02    7.375    690    695   170,943   95.00   95.00   61.71   61.71    0.00  100.00
3.700%                    1       254,693    0.04    8.200    643    666   254,693   92.06   92.06   80.85   80.85  100.00  100.00
5.000%                    8     1,596,124    0.23    6.870    660    681   199,515   73.91   78.21   70.01   74.29   90.01  100.00
6.000%                    2       337,250    0.05    7.990    622    664   168,625   95.00   95.00   93.69   93.69  100.00  100.00
N/A                   2,150   294,946,036   41.75    7.909    648    682   137,184   78.15   78.71   72.56   73.09   82.72   95.17
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Distribution by Periodic Cap

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Periodic Cap          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1.000%                1,865  $318,560,095   45.09%   8.081%   645    671  $170,810   80.26%  85.40%  75.96%  80.75%  54.85%  96.14%
1.500%                  477    82,503,212   11.68    8.157    660    682   172,963   85.90   93.88   79.20   86.55   50.79   92.06
2.000%                   51    10,511,818    1.49    7.452    675    696   206,114   79.10   94.35   74.09   88.48   42.95   93.82
N/A                   2,150   294,946,036   41.75    7.909    648    682   137,184   78.15   78.71   72.56   73.09   82.72   95.17
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                      Distribution by Months to Rate Reset

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Months To Rate          of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Reset            Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 6                 1,504  $259,538,910   36.73%   8.027%   649    675  $172,566   80.36%  87.29%  74.75%  81.14%  50.84%  95.31%
7 - 12                  220    36,799,394    5.21    8.034    647    671   167,270   83.56   88.96   79.23   84.35   58.89   94.86
13 - 24                 544    93,040,635   13.17    8.165    648    671   171,031   82.25   86.77   79.17   83.45   55.36   95.62
25 - 36                 106    18,182,061    2.57    8.611    652    664   171,529   85.83   86.92   82.34   83.44   70.50   92.43
37 - 48                  14     3,033,237    0.43    7.479    680    696   216,660   85.03   90.76   82.23   87.82   73.04  100.00
49 & Above                5       980,888    0.14    7.863    703    706   196,178   86.28   86.28   85.55   85.55  100.00  100.00
N/A                   2,150   294,946,036   41.75    7.909    648    682   137,184   78.15   78.71   72.56   73.09   82.72   95.17
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                        Distribution by Life Maximum Rate

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Life Maximum Rate     Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.001 - 11.999%          40    $8,138,442    1.15%   7.541%   668    685  $203,461   69.53%  70.88%  67.25%  68.54%  72.85%  95.82%
12.000 - 12.499%         78    16,125,333    2.28    6.706    671    691   206,735   71.74   77.72   69.82   75.42   79.46   98.07
12.500 - 12.999%        279    51,705,142    7.32    7.282    654    684   185,323   75.27   82.06   70.54   76.85   63.21   97.59
13.000 - 13.499%        278    48,639,985    6.88    7.599    651    671   174,964   79.50   86.91   74.64   81.53   56.28   97.35
13.500 - 13.999%        480    85,856,948   12.15    7.853    654    681   178,869   80.99   88.04   76.63   83.21   48.42   95.82
14.000 - 14.499%        299    51,939,705    7.35    8.220    650    674   173,711   84.50   90.46   78.97   84.42   52.48   93.88
14.500 - 14.999%        438    73,959,484   10.47    8.386    648    673   168,857   84.23   89.62   79.19   84.22   46.15   94.22
15.000 - 15.499%        192    30,315,382    4.29    8.839    637    665   157,893   84.38   89.36   79.79   84.43   53.86   93.11
15.500 - 15.999%        209    31,759,815    4.50    9.171    627    652   151,961   85.72   89.84   80.54   84.40   50.18   94.59
16.000% & Above         100    13,134,890    1.86    9.851    625    645   131,349   87.65   90.88   79.67   82.48   54.06   88.82
N/A                   2,150   294,946,036   41.75    7.909    648    682   137,184   78.15   78.71   72.56   73.09   82.72   95.17
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                             Distribution by Margin

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Margin                Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.001 - 4.999%          211   $38,715,860    5.48%   7.516%   666    688  $183,487   79.80%  85.57%  76.51%  81.93%  57.86%  97.69%
5.000 - 5.499%          203    36,241,413    5.13    7.726    656    680   178,529   79.93   87.17   74.99   81.61   65.15   95.76
5.500 - 5.999%          444    80,682,123   11.42    7.762    652    678   181,716   80.02   86.45   74.26   80.20   61.32   95.65
6.000 - 6.499%          447    79,818,274   11.30    7.876    652    676   178,564   80.04   87.47   75.64   82.54   49.24   91.76
6.500 - 6.999%          456    75,954,884   10.75    8.030    649    674   166,568   82.00   88.25   77.75   83.65   49.36   96.63
7.000 - 7.499%          288    46,820,457    6.63    8.440    641    666   162,571   84.43   89.48   79.60   84.27   45.31   98.00
7.500 - 7.999%          209    35,206,316    4.98    8.990    631    655   168,451   83.47   86.77   78.06   81.12   49.78   95.03
8.000 - 8.499%           90    12,331,103    1.75    9.576    627    666   137,012   85.97   87.80   79.79   81.49   53.13   87.96
8.500 - 8.999%           31     4,301,455    0.61    9.789    604    643   138,757   82.16   83.05   77.31   78.09   57.81   98.87
9.000 - 9.499%            7       536,730    0.08   11.847    598    628    76,676   77.62   77.62   65.64   65.64   72.31  100.00
9.500% & Above            7       966,511    0.14   11.913    600    652   138,073   81.75   86.84   72.91   76.77   72.45   78.58
N/A                   2,150   294,946,036   41.75    7.909    648    682   137,184   78.15   78.71   72.56   73.09   82.72   95.17
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                   Distribution by Interest Only Term (months)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
Interest Only           of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Term (months)         Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
  0                   3,708  $538,983,211   76.29%   8.127%   644    675  $145,357   80.01%  82.62%  74.34%  76.76%  69.11%  94.44%
 24                      15     3,338,897    0.47    7.586    669    692   222,593   80.38   95.11   79.50   93.95   41.06  100.00
 36                       8     1,767,775    0.25    7.268    667    693   220,972   78.12   89.53   76.09   86.92   23.48  100.00
 60                     808   161,530,902   22.86    7.632    662    685   199,914   80.05   87.09   76.58   83.17   56.13   97.65
120                       4       900,376    0.13    8.151    703    701   225,094   85.72   92.95   80.83   87.52   18.77  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                Distribution by Distribution by Delinquency (ABS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
 Distribution by        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
Delinquency (ABS)     Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Current               4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                       Distribution by T30 - Past 3 Months

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
T30 - Past 3            of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   Months             Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                     4,529  $704,445,095   99.71%   8.005%   649    677  $155,541   80.02%  83.74%  74.90%  78.36%  65.86%  95.22%
1                        14     2,076,067    0.29    9.184    604    614   148,290   78.53   80.74   71.79   73.85   57.40   95.18
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       Distribution by T30 - Past 6 Months

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
T30 - Past 6            of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   Months             Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                     4,490  $697,720,142   98.75%   8.003%   649    678  $155,394   80.03%  83.73%  74.91%  78.36%  65.95%  95.22%
1                        46     7,799,950    1.10    8.249    638    622   169,564   79.75   83.82   74.92   78.70   54.04   94.36
2                         5       706,550    0.10   10.723    589    589   141,310   81.15   81.15   64.41   64.41   61.78  100.00
3                         1       179,162    0.03    8.250    608    536   179,162   80.00   80.00   71.95   71.95  100.00  100.00
4                         1       115,357    0.02    7.350    653    648   115,357   62.36   62.36   57.68   57.68  100.00  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------

                      Distribution by T30 - Past 12 Months

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
T30 - Past 12           of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
    Months            Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                     4,397  $684,081,617   96.82%   7.998%   649    679  $155,579   80.07%  83.73%  74.97%  78.38%  65.99%  95.31%
1                       102    15,844,992    2.24    8.300    642    642   155,343   78.57   83.99   73.52   78.42   61.17   91.27
2                        20     2,907,796    0.41    8.768    620    625   145,390   80.20   84.43   74.37   78.35   56.87   95.22
3                        13     1,862,507    0.26    8.103    651    662   143,270   75.07   78.77   66.94   69.85   60.18   93.13
4                         4       768,648    0.11    7.915    599    619   192,162   77.00   80.74   64.35   66.57   81.42  100.00
5                         2       322,762    0.05    7.814    637    621   161,381   80.00   88.90   72.04   80.07  100.00  100.00
6                         5       732,840    0.10    8.841    619    640   146,568   77.46   82.70   70.95   75.73   36.96  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,543  $706,521,161  100.00%   8.009%   648    677  $155,519   80.02%  83.73%  74.89%  78.34%  65.83%  95.22%
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.